Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Miragen Therapeutics, Inc:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our reports refer to a change in the Company's method of accounting for revenue as of January 1, 2019 due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

/s/ KPMG LLP
Boulder, Colorado
November 24, 2020